                               POWER OF ATTORNEY

     Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Thomas Szlosek, Justin Miller and Scott Baker, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S.
Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of AVANTOR, INC. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and
(ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of AVANTOR,
INC., unless earlier revoked in writing. The undersigned acknowledges that
Thomas Szlosek, Justin Miller and Scott Baker are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

                                       By: /s/ Sven Henrichwark
                                           --------------
                                           Name: Sven Henrichwark

                                       Date: January 20, 2020